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                                                                    Exhibit 99-1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 11-K of the Dana Corporation Employee Incentive and Savings Investment Plan (the "Plan") for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the Dana Corporation Investment Committee, which is the administrator of the Plan, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to its knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition of the Plan as of the dates and for the periods expressed in the Report.

                              Dana Corporation Investment Committee

Date:  June 27, 2003          By:     /s/ Robert C. Richter
                                      -----------------------------------------
                                      Robert C. Richter

                              Title: Chairman
                                     Dana Corporation Investment Committee

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.


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